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EXHIBIT 10.18

ASI, CHACE, KODAK, ANACOMP CONFIDENTIAL SETTLEMENT
AGREEMENT, LICENSE AGREEMENT AND RELEASE

        This Confidential Settlement Agreement, License Agreement and Release (hereinafter the "Agreement") is made by and among Access Solutions International, Inc. ("ASI") and Malcolm G. Chace (collectively "Plaintiffs"); and Anacomp, Inc. as successor by merger to Data/Ware Development, Inc. ("Anacomp") and Eastman Kodak Company ("Kodak") (collectively "Defendants").

RECITALS

        This Agreement is made with reference to the following facts:

        A. There is now pending in the United States District Court for the District of Rhode Island a patent infringement action (Case No. 97-501) instituted on August 29, 1997 and brought by Plaintiffs against Defendants (hereinafter the "Action").

        B. Plaintiffs are the assignees of United States Patents Nos. 4,775,969 and 5,034,914 ("the subject patents").

        C. Plaintiffs have alleged infringement of the subject patents by Defendants in the Action, alleging that the Defendants are jointly and severally liable to Plaintiffs.

        D. Defendants counterclaimed against Plaintiffs in the Action alleging that Plaintiffs' patents were invalid and that Defendants' products did not infringe Plaintiffs' patents.

        NOW, THEREFORE, in consideration of the foregoing recitals, and the covenants and conditions set forth herein, the parties agree and stipulate as follows:

  1.
  Consideration.

  (a)
  Payment.

          Defendant Kodak agrees to pay Plaintiffs the entire settlement amount of $8,250,000 (the "Settlement Payment") in exchange for and in consideration of: (i) the license set forth in Paragraphs 1(b) and 1(c) and (ii) the sale, assignment and transfer by each Plaintiff to Kodak of any and all claims, lawsuits or other rights that Plaintiffs alleged or could have alleged in, or that in any way pertain to the Action against Anacomp and Anacomp's predecessors, successors (prior and subsequent), assigns, affiliates, officers, directors, employees, agents and attorneys (collectively the "Assigned Claims") as set forth in Paragraph 1(d). Kodak shall make the Settlement Payment by wire transfer to Citibank located at 1800 Research Boulevard, Rockville, Maryland, Routing Number 254070116, drawn to "Michael M. de Angeli, P.C.", for deposit to Escrow Account 17553015" (the "Escrow Account"). By its execution and delivery hereof, each Plaintiff agrees that wire transfer of the Settlement Payment to the Escrow Account shall constitute payment to it, agrees that credit of the Settlement Payment to the Escrow Account shall constitute receipt of such funds by it and represents and warrants to Kodak that after the Settlement Payment has been credited to the Escrow Account, the Plainitff shall have received payment in full of the Settlement Payment. Kodak represents and warrants to Plaintiffs that it has made the Settlement Payment out of and from its own funds.

    (b)
    Grant of Perpetual, Irrevocable Assignable License.

          In consideration for Kodak's payment, Plaintiffs hereby grant to Kodak, Kodak customers (or its or their transferees), and successors (prior or subsequent), a perpetual, irrevocable, non-exclusive, assignable, worldwide, royalty-free, fully paid-up license (including the non-exclusive right to grant and authorize sublicenses) under the subject patents to (i) make, have made, use, sell, offer for sale, lease, import or otherwise dispose of any products or compositions claimed or covered by the subject patents, and (ii) practice any process, method or procedure claimed or covered by the subject patents.

    (c)
    Assignment of License.

            (i) The license granted in accordance with Paragraph 1(b) of this Agreement shall include, without limitation, the rights of Kodak or its successors (prior and subsequent) in the future to assign any or all of the rights thereunder to anyone who acquires, whether by assignment, license or otherwise, any or all of the associated, respective product or businesses of Kodak.

            (ii) Each Plaintiff represents that it or he has not previously assigned, transferred to or pledged to any entity or individual, any of the claims released by this Agreement.

    (d)
    Irrevocable Assignment of Claims and Rights.

            Plaintiffs agree that upon Plaintiffs' receipt of the Settlement Payment as set forth in Paragraph 1(a), each Plaintiff shall irrevocably assign and transfer to Kodak all of its right, title and interest in and to the Assigned Claims, which assignment and transfer shall be evidenced by execution and delivery of the irrevocable Assignment of Claims ("Assignment") in the form attached hereto as Exhibit "A." Each Plaintiff represents and warrants with respect to its interest in the Assigned Claims that: (i) it owns and has sole title to its interest in the Assigned Claims free and clear of any and all liens, security interests or encumbrances of any kind or nature whatsoever, (ii) it has not previously assigned, pledged, hypothecated, sold or otherwise transferred its interest in the Assgined Claims to any third party, (iii) its interest in the Assigned Claims is not subject to any factoring agreements, joint tenancy agreements or participation agreements in any way whatsoever; and (iv) it is not and has never been "insolvent" within the meaning of Section 1-201 (23) of the Uniform Commercial Code or within the meaning of Section 101 (32) of the Bankruptcy Code.

    (e)
    Dismissal of Claim.

            Kodak shall dismiss with prejudice the Action by October 30, 2001, using a pleading in the form attached hereto as Exhibit "B." Such dismissal is solely ministerial in nature and not a condition precedent to the effectiveness of the Release set forth herein or in any accompanying agreement referenced in paragraph 3 below.

  2.
  Release.

        Each Defendant hereby releases and forever discharges each Plaintiff and its affiliates, predecessors, successors (prior and subsequent), assigns, officers, directors, employees, agents or attorneys, of and from any and all counterclaims, cross-claims, claims, rights, demands, liabilities, damages, actions and causes of action of any and every kind or nature whatsoever, whether known or unknown, asserted or unasserted, which it has, believes that it may have, or that are alleged or could have been alleged as compulstory and/or mandatory cross-claims or counterclaims in the Action or in any way pertain to the Action.

  3.
  Enforceability of Agreement Dependent on Execution of All Related Agreements.

            In accordance with the closing procedures set forth in Exhibit "C," each Plaintiff and Defendant will execute and deliver the following Agreements:

            (1) This Settlement Agreement between Plaintiffs and Defendants, including the attached Assignment;

            (2) The Settlement Agreement between Anacomp and Kodak, including the Kodak Anacomp Agreements attached thereto; and

            (3) The Settlement Agreement among Anacomp, Kodak and Murray.

            If for any reason any of the aforementioned Agreements are not executed simultaneously with this Agreement, this Agreement shall be deemed null, void and unenforceable.

  4.
  Cooperation.

          Each of the parties shall execute such additional documents and take such additional actions as are reasonably necessary to effectuate the purposes of this Agreement. Without limiting the generality of the foregoing, Plaintiffs specifically agree to file such pleadings, and take such actions, as are reasonably requested by Kodak to effectuate the dismissal of the Action against Kodak.

  5.
  Subsequent Discovery of Different or Additional Facts.

          The parties hereto acknowledge that they are aware that they may hereafter discover facts different from or in addition to those they now know or believe to be true with respect to the claims, causes of action, rights, obligations, and liabilities herein released; and each agrees that the within releases shall be and remain in effect in all respects as complete releases as to all matters released herein, notwithstanding any such different or additional facts.

  6.
  Press Release/Public Statements.

          The parties may issue a press release or otherwise publicly state only that the Action has been resolved to the mutual satisfaction of the parties without specifying the terms of this Agreement. Except as to the foregoing, the parties shall keep the terms of this Agreement confidential and shall not disclose any of such terms to any person, corporation or entity, except: (a) on express prior written permission from counsel for all parties to this Agreement; (b) in connection with the necessary implementation or enforcement of this Agreement; (c) as required by any legal process, court order, rule or regulation of any government agency, including the Securities Exchange Commission; (d) by letters to shareholders; (e) as required in connection with any audit performed in the normal course of business; (f) to submit the terms of the settlement to its banks, bondholders or financial advisers; or (g) to provide a summary, as reasonably agreed upon by Kodak, to be submitted by Anacomp with its Disclosure Statement, or furnished to any court having jurisdiction over any reorganization proceeding for Anacomp, if any. Moreover, this Agreement and all communications relating thereto are subject to Federal Rule of Evidence 408.

  7.
  Binding Effect and Parties Bound.

          This Agreement and all covenants and releases set forth herein shall be binding upon and shall inure to the benefit of the respective parties hereto and where applicable, parents, principals, subsidiaries, agents and successors.

  8.
  Attorneys' Fees and Costs in the Action.

          Other than as provided in this Agreement, all parties shall bear their own costs and expenses, including attorneys' fees, incurred in connection with the dispute between the parties through the date that this Agreement is executed.

  9.
  Attorneys' Fees, Expenses and Costs for Enforcement of Agreement.

          In the event of any litigation or proceeding relating directly or indirectly to the enforcement or interpretation of this Agreement, or any breaches thereof, or claims arising from or related to the Agreement, the prevailing party shall recover from the losing party its or his reasonable attorneys' fees, expenses and costs incurred in connection with such litigation or proceedings, and any such fees, expenses or costs on appeal. A party need not obtain monetary relief in order to be the "prevailing party" for purposes of this paragraph.

  10.
  Jurisdiction and Venue.

          The parties agree that the proper and exclusive venue for any dispute arising from or relating to this Agreement is the United States District Court for the Southern District of New York and all parties waive any objections to the jurisdiction of that court.

  11.
  Governing Law.

          This Agreement shall be construed under the internal laws of the State of New York without regard to its choice of law provisions.

  12.
  California Civil Code Section 1542 Waiver.

          Each of the parties hereby acknowledges and represents that it has read the provisions of California Civil Code section 1542, which provides that:

    A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing a release, which, if known by him, must have materially affected his settlement with the debtor.

          Each party hereto further acknowledges that the significance and consequence of a waiver of California Civil Code section 1542 is that, even if it should eventually suffer additional damages arising out of or in any way related to the claims released in Section 2 of this Agreement, it will not be able to maintain any claim for such additional damages. Each party hereby declares and represents that he or it has read and has had an opportunity to consult with counsel regarding the meaning and implications of California Civil Code section 1542 and does hereby waive its protections regarding the claims released in Section 2 of this Agreement.

  13.
  Representations, Warranties and Indemnification.

          (a) The Plaintiffs represent and warrant that: (i) ASI and Chace together hold all title to the subject patents at the effective date of this Agreement; (ii) ASI and Chace, even during the period of the Assignment, continue to hold all title to the subject patents; (iii) neither ASI nor Chace owns any other U.S. or non-U.S. issued patent or pending application which has a specification or claims corresponding to those in the subject patents; (iv) ASI and Chace have the full and complete right, power and authority to grant the licenses, releases, dismissal and related rights granted herein; and (v) this Agreement has been approved by, and is duly executed by, all necessary parties.

          (b) The Plaintiffs represent and warrant to the Defendants, and the Defendants represent and warrant to the Plaintiffs that: (i) the person executing this Agreement on its or his behalf has full authority to enter into this Agreement; (ii) each enters into this Agreement of its or his own free will and accord, upon advice of its or his own legal counsel; (iii) each has authority to enter into and to perform or cause performance of its or his obligations and the obligations of its or his affiliates under this Agreement; (iv) if the Plaintiff or the Defendant is a corporation, the execution and delivery of this Agreement and the actions contemplated hereby have been duly authorized by all necessary corporate action; (v) this Agreement constitutes its valid and binding obligation, enforceable against it or him in accordance with its terms; (vi) no further approval is needed to make this Agreement valid, binding and enforceable against it or him; and (vii) it or his execution and delivery of this Agreement will not violate, conflict with or result in a breach of the terms of any Agreement by which it or he is bound or of any applicable statute, regulation, rule or other law. Anacomp will provide to Plaintiffs a copy of the redacted Board of Directors' Resolution authorizing the settlement of this matter on the terms set forth herein, and ASI will provide to Defendants a copy of the Board of Directors' resolution authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated herein or an opinion of ASI's general corporate counsel to the effect that no such resolution is necessary.

          (c) Each Defendant hereby agrees, severally and not jointly, to indemnify and hold the Plaintiffs and their affiliates, officers, directors, employees, agents and attorneys harmless from and against any loss, cost, deficiency, liability, and damage, including attorneys' fees and expenses, that they incur or suffer out of or resulting from any breach of representation or warranty or covenant or nonfulfillment of any obligation by it under this Agreement. Each Plaintiff acknowledges and agrees that no Defendant shall be liable for any breach by any other Defendant hereunder.

          (d) Each Plaintiff hereby agrees, severally and not jointly, to indemnify and hold the Defendants and their affiliates, officers, directors, employees, agents and attorneys harmless from and against any loss, cost, deficiency, liability and damage, including attorneys' fees and expenses that they incur or suffer out of or resulting from any breach of representation or warranty or covenant or nonfulfillment of any obligation by it under this Agreement. Each Defendant and Murray acknowledge and agree that no Plaintiff shall be liable for any breach by any other Plaintiff hereunder.

          (e) The negotiation and execution of this Agreement, and any actions taken pursuant thereto, are for purposes of settlement and compromise of disputed claims and are not to be construed, considered, or used as an admission of liability, fault, or wrongdoing on the part of the party taking the action and being released in this Agreement, except as to Anacomp who hereby agrees that it is liable on account of the Assigned Claims, in an amount not less than $15 million.

  14.
  Counterparts.

          This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute one and the same Agreement. Facsimiles and photocopies of signatures shall have the same force and effect as original signatures.

  15.
  Headings and Captions.

          Headings and captions contained in this Agreement are for convenience only, and shall not be considered for any purpose in construing this Agreement.

  16.
  Right to Consult with Attorneys: Terms Understood.

          The parties hereto acknowledge that each has read this Agreement; that each fully understands its or his rights, privileges and duties under this Agreement; and that each enters into this Agreement freely and voluntarily. Each party further acknowledges that each has had the opportunity to consult with an attorney of its or his choice to explain the terms of this Agreement and the consequences of signing it. Each party further acknowledges and warrants that this Agreement has been executed free of undue influence, coercion, duress, menace or fraud of any kind and that it or he fully and completely understands and is cognizant of all of the terms and conditions of this Agreement. The parties hereto acknowledge that for purposes of consummating the transactions contemplated herein, the law firm of Gray Cary Ware & Freidenrich LLP may receive and hold in escrow executed originals of this and other agreements, and deliver and release from escrow the same in accordance with the closing procedures set forth in Exhibit C, and all parties agree that the foregoing acts of Gray Cary Ware & Freidenrich LLP shall not disqualify it from acting as counsel to its clients hereunder or in connection herewith or in connection with the Action, the enforcement of this Agreement or any other matter and shall not constitute a waiver of any attorney/client privilege.

  17.
  Entire Agreement.

          The undersigned each acknowledge and represent that no promise or representation not contained in this Agreement has been made to them, whether written or oral, and that this Agreement, together with any exhibits hereto, contains the entire understanding and agreement between the parties and it contains all terms and conditions pertaining to the compromise and settlement of the disputes referenced in the Agreement.

  18.
  No Presumption Against Drafting Party.

          This Agreement and the provisions contained herein shall not be construed or interpreted for or against any party hereto because said party drafted or caused the party's legal representative to draft any of the provisions.

  19.
  Amendments.

          This Agreement cannot be modified or amended in any way, except in writing, signed by the party to be charged.

  20.
  No Third Party Beneficiaries Intended.

          This Agreement and the provisions contained herein are not intended to and shall not benefit any person or entity not a party to this Agreement. No provisions of this Agreement are intended to make any person or entity who is not a party to this Agreement a third party beneficiary.

  21.
  Severability.

          If any provision of this Agreement is held to be invalid, void or unenforceable, the remaining provisions shall continue in full force and effect. If any clause or provision of this Agreement is declared illegal, invalid or unenforceable under present or future laws effective during the term hereof, it is the intention of the parties hereto to reach agreement on terms that will lawfully carry out the intended purpose of any such clause or provision, and to take such action as may be necessary to do so. The parties further intend that the remainder of this Agreement shall not be affected thereby, and shall remain in force and effect.

  22.
  Execution.

          This Agreement shall be effective on the date when it has been executed and delivered by all parties hereto.

DATED:	4/20/01	ACCESS SOLUTIONS INTERNATIONAL, INC.
		By:	/s/ ILLEGIBLE
		Its:	Chairman
DATED:		/s/ ILLEGIBLE as attorney for Malcolm G. Chace
DATED:	4/20/01	ANACOMP, INC.
		By:	/s/ EDWARD P. SMOOT
		Its:	President and CEO
DATED:	4/20/01	EASTMAN KODAK COMPANY
		By:	/s/ CANDY M. OBOURN
		Its:	President, Document Imaging Senior Vice President, Eastman Kodak Company

APPROVED:

        The undersigned attorneys hereby approve this Agreement, and state that the terms of this Release are fair and equitable, and that it has been read by and explained to their respective clients.

DATED:	April 20, 2001
		By:	/s/ MICHAEL M. DE ANGELI Michael M. de Angeli, Esq. MICHAEL M. DE ANGELI, P.C. 1901 Research Boulevard, Suite 330 Rockville, MD 20850
		By:	/s/ GENE S. WINTER Gene S. Winter, Esq. ST. ONGE, STEWARD, JOHNSTON & REENS 986 Bedford Street Stamford, CT 06905 Attorneys for ACCESS SOLUTIONS INTERNATIONAL, INC. and MALCOLM G. CHACE
DATED:	April 20, 2001	By:	/s/ MICHAEL S. TRACY Michael S. Tracy Stewart M. Brown Gray Cary Ware & Freidenrich LLP 401 B Street, Suite 1700 San Diego, CA 92101 Attorneys for ANACOMP, INC. and EASTMAN KODAK COMPANY

EXHIBIT "A"

ASSIGNMENT OF CLAIM

        Access Solutions International, Inc. and Malcolm G. Chace ("Assignors") hereby assign, transfer and convey to Eastman Kodak Company ("Assignee") all their right, title and interest to any claim or claims for damages or injunctive relief which was brought or could have been brought in United States District Court for the District of Rhode Island, Case No. 97-501 ("Assigned Claims"). Assignors represent and warrant that they are the sole owners of the Assigned Claims and that they have not granted and will not grant to others any rights inconsistent with the rights granted herein. Assignors represent and warrant that they have the full right to convey such interests to Assignee.

DATED:	4/20/01	ACCESS SOLUTIONS INTERNATIONAL, INC.
		By:	/s/ ILLEGIBLE
		Its:	Chairman
DATED:		/s/ ILLEGIBLE as attorney for Malcolm G. Chace
DATED:	4/20/01	EASTMAN KODAK COMPANY
		By:	/s/ CANDY M. OBOURN
		Its:	President, Document Imaging Senior Vice President, Eastman Kodak Company

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  EXHIBIT 10.18
ASI, CHACE, KODAK, ANACOMP CONFIDENTIAL SETTLEMENT AGREEMENT, LICENSE AGREEMENT AND RELEASE
RECITALS
EXHIBIT "A" ASSIGNMENT OF CLAIM